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                                                                    EX-99.2N


                       CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and "Experts" and to the use of our report dated December 13, 1996 in the Registration Statement (Form N-2) and related Prospectus and Statement of Additional Information of Nuveen Premium Income Municipal Fund, Inc. filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 2 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-33651) and in this Amendment No. 17 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-5570).


                                            /s/ ERNST & YOUNG LLP

                                                ERNST & YOUNG LLP


Chicago, Illinois

September 26, 1997